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                                                                   EXHIBIT 99.05

SEGMENT DATA FOR THE QUARTERS ENDED MARCH 31, 2001 AND 2000

In April 2001, we announced and began to implement a reorganization that involved realigning our internal organization from a vertical market orientation to a horizontal product platform. As a result, our reportable segments were changed to reflect the new method in which management primarily organizes and evaluates internal financial information to make operating decisions and assess performance, based upon the product suites of our Critical Action Technology Platform (formerly our Customer Insight platform). The following segment information for the quarters ended March 31, 2001 and 2000 has been revised as supplemental information to conform to our current segment presentation.

Our Critical Action Technology Platform includes our Efficiency, Risk and Opportunity product suites. Additionally, as presented herein, our "Other" segment category includes our Advanced Technology Solutions group, which primarily conducts research and development for the United States government and other internally funded projects, as well as other miscellaneous products. Retek, which we spun-off to stockholders effective September 29, 2000, is also presented separately below.

The accounting policies of our operating segments are the same as those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000. We do not identify or allocate our assets by operating segment. Accordingly, segment asset information is not disclosed.


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Segment revenues and segment contribution margins for the periods indicated are as follows (unaudited):

                                                        QUARTERS ENDED MARCH 31,
                                                        -----------------------
                                                          2001           2000
                                                        --------       --------
                                                            (IN THOUSANDS)
EFFICIENCY SUITE
Total revenues ...................................        26,558         22,230
Direct segment operating expenses(1) .............       (14,488)       (14,754)
                                                        --------       --------
Segment contribution margin ......................      $ 12,070       $  7,476
                                                        ========       ========

RISK SUITE
Total revenues ...................................        18,555         14,152
Direct segment operating expenses(1) .............        (5,749)        (4,169)
                                                        --------       --------
Segment contribution margin ......................      $ 12,806       $  9,983
                                                        ========       ========

OPPORTUNITY SUITE
Total revenues ...................................         7,720          2,838
Direct segment operating expenses(1) .............        (3,408)        (2,225)
                                                        --------       --------
Segment contribution margin ......................      $  4,312       $    613
                                                        ========       ========

OTHER
Total revenues ...................................         1,137          1,380
Direct segment operating expenses(1) .............        (1,864)        (2,510)
                                                        --------       --------
Segment contribution margin ......................      $   (727)      $ (1,130)
                                                        ========       ========

TOTAL SEGMENT CONTRIBUTION MARGIN ................      $ 28,461       $ 16,942
                                                        ========       ========
Reconciliation to operating loss:
Total segment contribution margin ................      $ 28,461       $ 16,942
Indirect operating expenses(2) ...................       (24,771)       (15,935)
Retek operating loss, excluding non-cash
 and non-recurring charges included below ........            --        (14,695)
Stock-based compensation expense .................          (186)        (1,917)
Transaction-related amortization and costs .......       (13,690)        (3,965)
In-process research and development ..............            --         (1,422)
                                                        --------       --------

TOTAL OPERATING LOSS .............................      $(10,186)      $(20,992)
                                                        ========       ========

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(1)    Direct segment operating expenses include direct costs such as direct labor costs related to product research and development, sales, and marketing activities, direct support and installation costs, and other product-specific costs of sales. Direct costs reflect only direct controllable expenses associated with each segment's line of business.

(2) Indirect operating expenses consist of costs not directly attributable to a segment, such as general and administrative expenses, corporate marketing expenses, depreciation and amortization, facilities expenses, information technology overhead costs, and other indirect, non-product specific costs.


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